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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form F-3) and related Prospectus and to the incorporation by reference therein of our report dated February 20, 2003, with respect to the consolidated balance sheets of Total Fina Elf S.A. and its subsidiaries as of December 31, 2002, 2001 and 2000, and the related consolidated statements of income, cash flows and changes in shareholder's equity for each of the three years in the period ended December 31, 2002, and the related financial statement schedule, all expressed in euros, which report appears in the Annual Report on Form 20-F of Total Fina Elf S.A. for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Paris, France
April 11, 2003



/s/ Barbier Frinault & Autres
-----------------------------
Barbier Frinault & Autres
(Ernst & Young Network)